Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Second Amendment”), dated July 10, 2008, is to that certain Employment Agreement (the “Initial Agreement”), dated as of February 23, 2004, between Shuffle Master, Inc. (“the Company”) and Mark L. Yoseloff (“Employee”), as amended by the First Amendment (the “First Amendment”), dated June 5, 2007, to the Initial Agreement.  All references to the “Agreement” shall mean the Initial Agreement, the First Amendment and this Second Amendment.  All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the same meaning as in the Initial Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.         The date of “October 31, 2008”, which now appears in paragraph 1 of the First Amendment, is hereby replaced with the date “October 31, 2009”.  Thus, the term of the Agreement now expires on October 31, 2009, unless otherwise terminated earlier in accordance with the provisions of the Agreement.

2.         Except as expressly amended hereby, the Agreement, as amended hereby, remains and is hereby confirmed and ratified by the parties as being and remaining in full force and effect, according and subject to its terms, conditions and provisions, and no other terms, conditions or provisions thereof are hereby modified, changed or implied.

EMPLOYER		EMPLOYEE
SHUFFLE MASTER, INC.

By:	/s/ PAUL C. MEYER	/s/ MARK L. YOSELOFF
	Paul C. Meyer	Mark L. Yoseloff

	President and Chief Operating Officer	Chairman and Chief Executive Officer

SHUFFLE MASTER, INC.

COMPENSATION COMMITTEE

By:

/s/ JOHN R. BAILEY

John R. Bailey on behalf of Louis Castle for the Compensation Committee